As filed with the Securities and Exchange Commission on June 4, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ASHFORD HOSPITALITY PRIME, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or Other Jurisdiction of Incorporation or Organization)	46-2488594 (I.R.S. Employer Identification No.)

14185 Dallas Parkway, Suite 1100

Dallas, Texas 75254

(Address of Principal Executive Offices, Zip Code)

Ashford Hospitality Prime, Inc. 2013 Equity Incentive Plan

(Full title of the plan)

David A. Brooks

14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254

(Name and address of agent for service)

(972) 490-9600

(Telephone number, including area code, of agent for service)

Copies to:

Jeffrey A. Chapman Gibson, Dunn & Crutcher LLP 2100 McKinney Ave., Suite 1100 Dallas, TX 75201 (214) 698-3100	Howard B. Adler Gibson, Dunn & Crutcher LLP 1050 Connecticut Ave., N.W. Washington, D.C. 20036-5306 (202) 955-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, par value $0.01 per share (“Common Stock”)	1,200,000	$15.83	$18,996,000	$2,207.34

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 also covers an indeterminate amount of additional securities as may become issuable in respect of the securities identified in the above table to prevent dilution as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based upon the average of the high and low prices of the Registrant’s Common Stock on the New York Stock Exchange on June 2, 2015.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 1,200,000 shares of the Common Stock of Ashford Hospitality Prime, Inc. (the “Company” or “Registrant”), which may be issued pursuant to awards under the Ashford Hospitality Prime, Inc. 2013 Equity Incentive Plan, as amended and restated March 25, 2015 (the “Plan”).  In accordance with General Instruction E to Form S-8, the Company hereby incorporates herein by reference the Registration Statement on Form S-8 (No. 333-194968), filed with the Securities and Exchange Commission on April 1, 2014, together with all exhibits filed therewith or incorporated therein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.                                                         Exhibits.

The Exhibits to this Registration Statement are listed in the Index to Exhibits immediately following the signature pages.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 3, 2015.

Ashford Hospitality Prime, Inc.

By:	/s/ David A. Brooks
Name:	David A. Brooks
Title:	Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David A. Brooks his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agent or his substitute may lawfully so or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the following persons have signed this Registration Statement in the capacities and on the date(s) indicated.

Signature	Title	Date

/s/ Monty J. Bennett	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	June 3, 2015
Monty J. Bennett

/s/ Douglas A. Kessler	President and Director	June 3, 2015
Douglas A. Kessler

/s/ Deric S. Eubanks	Chief Financial Officer (Principal Financial Officer)	June 3, 2015
Deric S. Eubanks

/s/ Mark L. Nunneley	Chief Accounting Officer (Principal Accounting Officer)	June 3, 2015
Mark L. Nunneley

/s/ Stefani D. Carter	Director	June 3, 2015
Stefani D. Carter

/s/ Curtis B. McWilliams	Director	June 3, 2015
Curtis B. McWilliams

/s/ W. Michael Murphy	Director	June 3, 2015
W. Michael Murphy

/s/ Matthew D. Rinaldi	Director	June 3, 2015
Matthew D. Rinaldi

/s/ Andrew L. Strong	Director	June 3, 2015
Andrew L. Strong

*By:	/s/ David A. Brooks
David A. Brooks
Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Exhibit Description

4.1	Articles of Amendment and Restatement of Ashford Hospitality Prime, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on November 12, 2013)

4.2	Articles of Amendment of Ashford Hospitality Prime, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on May 18, 2015).

4.3	Articles Supplementary of Ashford Hospitality Prime, Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed on May 18, 2015).

4.4	Amended and Restated Bylaws of Ashford Hospitality Prime, Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed on November 12, 2013).

4.5	Ashford Hospitality Prime, Inc. 2013 Equity Incentive Plan, as Amended and Restated March 25, 2015 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on May 18, 2015).

5.1*	Opinion of Hogan Lovells US LLP.

23.1*	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP.

24.1*	Power of Attorney (included on signature page hereto).

*Filed herewith.